                                                                      EXHIBIT 11
                                                                      ----------

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

         Computation of fully diluted earnings per share under treasury stock method set forth in Accounting Principles Board Opinion No. 15.

                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                    UNDER TREASURY STOCK METHOD SET FORTH IN
                   ACCOUNTING PRINCIPLES BOARD OPINION NO. 15

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                   Quarter Ended         Two Quarters Ended
                                                June 28,    June 30,    June 28,    June 30,
                                                  1996        1995        1996       1995
                                                --------    --------    --------    -------
Average number of shares outstanding
     during period                                10,345      10,008      10,326      9,996
Adjusted for: Shares under stock
                  options plans                      372         410         316        402
                Shares held by Stock
                  Employee Compensation Trust     (1,831)     (1,810)     (1,831)    (1,790)
                                                --------    --------    --------    -------

Number of shares on which primary
     earnings per share is based                   8,886       8,608       8,811      8,608
                                                ========    ========    ========    =======


Net income for the period                       $  2,639    $  1,899    $  4,852    $ 3,493

Primary earnings per share                      $   0.30    $   0.22    $   0.55    $  0.41
Fully diluted earnings per share                $   0.30    $   0.22    $   0.55    $  0.41




                                       10